RAYOVAC TO ACQUIRE REMINGTON PRODUCTS COMPANY
                                 AUGUST 22, 2003
                     JOHN DAGGETT, 608-275-4912 FOR RAYOVAC
                     AL CASTALDI, 203-332-9731 FOR REMINGTON
                     JEFF SCHOEBORN, 212-614-4792 FOR VESTAR


                  RAYOVAC TO ACQUIRE REMINGTON PRODUCTS COMPANY



MADISON, Wis. - (ROV:NYSE) Rayovac Corp. and Remington Products Company, LLC announced today that Rayovac Corp. has entered into an agreement to purchase the Remington Products Company for approximately $322 million, including the assumption of debt. Remington Products Company, headquartered in Bridgeport, Connecticut, is the number one selling brand in the U.S. in the combined dry shaving and personal grooming products categories on a unit basis. The all-cash transaction is expected to close within the next 60 days.

Remington, owned by the Kiam family and Vestar Capital Partners since 1996, designs and distributes battery-powered electric shavers and accessories, grooming products, hair care appliances and other small electrical consumer appliances. The company has had an impressive record of product innovation throughout its history, including the introduction in 1937 of the world's first electric shaver and continuing today with new ergonomic designs and styling features. The Remington brand dates back to 1816, making it one of the oldest consumer brands. For the last twelve months ending June 30, 2003, Remington reported sales of $360.3 million, net income of $20.2 million and earnings before interest, taxes, depreciation and amortization (EBITDA) of approximately $47.0 million. See Table 1 for the reconciliation of GAAP net income to EBITDA.

"Remington is a well-known and respected brand with a sound reputation for quality and performance," said David Jones, Rayovac chairman and CEO. "Remington brings to Rayovac a strong record of solid growth and a line of shaving, grooming and personal care products that will provide exciting diversification to our current product offerings," he said.

"Rayovac and Remington share a similar customer base, our products are sold through many of the same distribution channels and we're both firmly committed to technology and product innovation," added Jones.

Rayovac estimates the acquisition will be accretive in fiscal 2004. The transaction is subject to regulatory approval. Rayovac anticipates financing a substantial portion of the transaction with subordinated debt, and the company has secured bridge financing in the event it is necessary.

"We are very pleased to become part of the Rayovac family," said Neil DeFeo, chairman, CEO and president of Remington Products Company. "I believe the combined strengths of our two companies and the complementary nature of our customers, distribution and corporate philosophies will result in a new organization that is even stronger and better poised for future success."

"Remington is one of the world's most storied consumer brands," Vestar Managing Director Norman W. Alpert noted. "Thanks to the company's dedicated employees, skilled management team, seasoned board and supportive investors, Remington is entering a new and exciting chapter in the company's history. We also wish to acknowledge the legacy of Victor Kiam and his family, whose vision and creativity established the basis for this successful investment."

The former Remington CEO and pitchman's son, Tory Kiam, explained that his family had a rewarding 24-year association with the company and is pleased with the decision to transfer ownership to Rayovac. "Remington's management team, board and Vestar displayed tremendous professionalism and leadership over the past seven years," Kiam said. "My father would have been very proud of the successes this company has achieved and the bright future it has secured with today's announcement.

Citigroup Global Markets Inc., acted as advisor to Rayovac on the Remington transaction. Bear, Stearns & Co. Inc. was the financial advisor to Remington.

More About Remington
Remington products are sold in more than 20,000 retail outlets in the United States. More than 70 percent of Remington's sales are in North America. Remington's core North American shaving and grooming products business has grown an average of 18 percent per year from 1998 through 2002. Internationally, Remington products are sold through a network of subsidiaries and distributors in more than 85 countries.

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The Remington product line includes electric rotary and foil dry shavers for men and women, beard and mustache trimmers and haircut kits. They also offer personal grooming products for men and women and small electronic appliances such as hair dryers, stylers, hot rollers and lighted mirrors. Remington branded products are sold in the U.S. and internationally through mass merchandisers,
catalog  showrooms,   drug  stores,  department  stores,  television  direct  to consumers, online retailing and through the company's network of service stores.

About Rayovac
With close to $1 billion in sales, Rayovac has more than doubled its revenues over the last six years and has evolved from a predominantly North American company into a global organization with approximately 60 percent of it sales generated from outside the U.S.

In 1999, Rayovac acquired ROV Ltd., a Latin American battery company that held the rights to the Rayovac name in Latin America (except Brazil) and certain countries in the Middle East and Africa. This acquisition consolidated Rayovac's rights to the Rayovac brand around the world (except Brazil), gave the Company a powerful market presence in Latin America and opened the doors to new distribution.

In October 2002, Rayovac further expanded its global presence by acquiring the worldwide consumer battery business of VARTA AG, a German company with significant market positions throughout Europe and Latin America.

Today, Rayovac is one of the world's leading battery and lighting device companies. The Company also markets the number one selling rechargeable brand of battery in the U.S. and Europe and is the world leader in hearing aid batteries. Rayovac trades on the New York Stock Exchange under the ROV symbol.

About Vestar
Vestar Capital Partners is a leading investment firm specializing in management buyouts, recapitalizations and growth capital investments. Vestar's investment strategy is targeted towards middle-market companies with valuations in the $200 million to $2 billion range. Since the firm's founding in 1988, Vestar has completed over thirty-five investments in companies with a total value exceeding $11 billion. These companies have varied in size and geography and span a broad range of industries. Vestar's principals have had meaningful experience with branded and consumer products companies, and have completed investments in leading companies including: Prestone Products, Birdseye Foods, St. John Apparel, Celestial Seasonings, Sun Apparel (Polo Jeans) and Cluett American (Gold Toe Brands). Vestar currently manages a committed equity capital pool of $4 billion and has offices in New York City, Denver, Paris and Milan.

Webcast
Rayovac will conduct a live webcast on Friday, August 22 at 10 a.m. (eastern time) to discuss the Remington acquisition. Listen to and view the presentation by going to www.rayovac.com for a link from the home page. A replay of the webcast will be available at the same location for 90 days following the presentation.

We want to advise readers that Rayovac's and Remington's actual performance could differ materially from those anticipated or projected due to various risks and uncertainties. The accretive impact of the acquisition on Rayovac's Fiscal 2004 results may differ from that anticipated, or may be offset by the impact of other significant events or results.

Certain matters discussed in this news release, with the exception of historical matters, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks, uncertainties and other factors that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially from these statements as a result of (1) changes in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (2) changes in consumer demand for the various types of products offered by Rayovac or Remington, (3) changes in the general economic conditions where Rayovac and Remington do business, such as stock market prices, interest rates, currency exchange rates, inflation and raw material costs, (4) our ability to successfully implement manufacturing, distribution and other cost efficiencies,
(5) our ability to obtain the regulatory approvals and financing necessary to close the Remington transaction and (6) various other factors, including those discussed herein and those set forth in each of Rayovac's and Remington's most recent Form 10-Q's, Annual Reports on Form 10-K and the prospectus supplement for Rayovac's most recent offering of its common stock.



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                                     Table 1

                         Remington Products Company, LLC

                   Reconciliation of GAAP Net Income to EBITDA
                    for the twelve months ended June 30, 2003
                                   (Unaudited)
                                  (in millions)



Net Income                                                              $20.2

Interest expense, net                                                    23.4

Income tax provision                                                      1.3

Depreciation and amortization                                             3.5

Other (income)                                                           (1.4)
                                                                       -------

EBITDA                                                                  $47.0















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